Exhibit 99.2

 Acadia Realty Trust Announces First Quarter 2004 Operating Results;
           All Components of Business Plan Remain on Track

    NEW YORK--(BUSINESS WIRE)--April 22, 2004--Acadia Realty Trust (NYSE:AKR - "Acadia" or the "Company"), a real estate investment trust ("REIT") and owner and operator of shopping centers anchored by grocery and value-oriented retail, today reported operating results for the first quarter ended March 31, 2004. All per share amounts discussed below are on a fully diluted basis.

    First Quarter 2004 Highlights

    Earnings on track

    -- Funds from operations ("FFO") per share for the quarter of $0.24. This represents a 14% increase over first quarter 2003 as adjusted for certain items (see below)

    --  Earnings per share for the quarter of $0.10

    Same-store net operating income up 8%

    --  Same store NOI up 8% over first quarter 2003

    -- Executed new and renewal leases totaling approximately 140,000 square feet, or 2% of the portfolio

    Balance sheet ratios remain strong - Long-term rates locked in

    --  35% debt to total market capitalization

    --  3.1 to 1 fixed-charge coverage

    --  85% of debt is fixed-rate (including interest rate swaps)

    -- $62 million of floating-rate debt further hedged through 2012 at 6.2% through forward- starting interest rate swaps

    -- Maintained conservative dividend payout ratio of 68%, even after 10% increase in dividend last quarter

    External growth initiatives continued in first quarter

    -- Formed Retailer Controlled Property Venture ("RCP Venture") with Klaff Realty, L.P. and Lubert-Adler Management, Inc. for investments in surplus and underutilized properties

    -- Purchased a distressed first mortgage loan on a 235,000 square foot shopping center

    Continued corporate governance initiatives

    -- Suzanne M. Hopgood and Wendy Luscombe nominated as independent trustees to Acadia's Board

    -- All of Acadia's outside trustees currently standing for election are fully independent

    First Quarter Operating Results - Earnings on Track

    FFO for the first quarter 2004 was $7.1 million, or $0.24 per share. In comparing this to first quarter 2003, it is important to note that 2003 FFO of $0.27 included $0.06 of income from merchant development activity with Target as well as a lump sum additional rent payment received from a tenant in connection with the re-anchoring of the Branch Plaza in Smithtown, NY. As such, 2004 FFO represents a 14% increase over 2003 FFO of $0.21, as adjusted for the above items. Earnings per share on a fully diluted basis were $.10 for first quarter 2004 compared to $0.14 for first quarter 2003.

    Portfolio Activity - Same Store Net Operating Income ("NOI') up 8%

    Same property NOI increased 8.0% for first quarter 2004 over 2003. Approximately one half of this growth was from increased rents in the core portfolio from leasing and redevelopment activities. The remaining favorable variance was the result of a decrease in operating expenses in 2004, primarily winter related charges.
    On a year-over-year basis, Acadia increased its portfolio occupancy by 0.1%. Occupancy at March 31, 2004 was 87.5% compared to 87.4% at March 31, 2003. March 31, 2004 occupancy was down 0.1% compared to year-end 2003 occupancy.
    During the first quarter 2004, Acadia executed new and renewal leases approximating 140,000 square feet, or 2% of the portfolio (including joint venture properties). Rent spreads on new and renewal leases which commenced during the period increased 2% over the previous rents on a cash basis.

    Balance Sheet - Locking in Favorable Long-Term Rates

    During the quarter, Acadia locked in long-term interest rates on $62 million of notional principal through forward-starting interest rate swaps at a blended all-in rate of 6.2%. These swaps, which will extend through 2012, will commence when the existing swaps expire. Including the effect of interest rate swaps, 85% of the Company's total mortgage debt, inclusive of its pro-rata share of JV debt, is fixed-rate. This has been accomplished while maintaining a low blended cost of debt of 6.1%. Additional ratios evidencing Acadia's solid balance sheet position as of March 31, 2004 are as follows (all financial ratios include the Company's pro-rata share of unconsolidated joint venture debt and interest expense):

    --  Debt to total market capitalization at quarter-end was 35%

    -- Fixed-charge ratio was 3.1 times (EBITDA / interest expense plus preferred distributions)

    -- Dividend payout ratio was 68% of FFO, even after increasing the dividend by 10% in the previous quarter

    External Growth Initiatives Continue - Formation of New Venture

    Distressed Debt Acquisition

    During the quarter, AKR Fund I, in conjunction with a long time development partner, Hendon Properties, purchased a first mortgage loan secured by a 235,000 square foot shopping center located in Aiken, South Carolina. Recently, fee title was obtained to this center which is anchored by a Kroger supermarket and is currently 56% occupied. This results in an unleveraged yield in excess of 10% on in-place NOI prior to the anticipated commencement of re-anchoring and redevelopment activities.

    Formation of Retailer Controlled Property Venture ("RCP Venture")

    In January 2004, Acadia formed the RCP Venture with Klaff Realty, L.P. ("Klaff") and its long-time capital partner Lubert-Adler Management, Inc. for the purpose of making investments in surplus or underutilized properties owned or controlled by retailers. The goal of the RCP Venture will be to invest approximately $300 million in equity over the next three years. Acadia and its current acquisition fund, AKR Fund I, as well as possible subsequent Acadia funds, anticipate investing $60 million, or 20%, of the equity of the RCP Venture. This investment will be in addition to Acadia's current external growth initiatives.
    As an additional component to the transaction, Acadia has also acquired Klaff's rights to provide asset management, leasing, disposition, development and construction services for an existing portfolio of retail properties and/or leasehold interests comprised of approximately 10 million square feet of retail space located throughout the United States.

    Acquistion Pipeline and Earnings Guidance for 2004

    Acadia is currently pursuing three single property value-added investments which it anticipates closing during the second quarter of 2004. As a result, the Company expects that these acquisitions will bring the 2004 incremental external earnings contribution to the higher end of its previously forecasted range of $0.02 to $0.04 per share.
    As a result, the Company reaffirms its preliminary 2004 FFO forecast range of $0.95 to $1.00 per share and earnings per diluted share of $0.40 to $0.45 per share. Management will discuss the 2004 earnings guidance during tomorrow's conference call.

    Corporate Governance Initiatives - All Nominated Outside Board Members fully Independent

    In continuance of its 2003 and 2004 corporate governance initiatives, Acadia's Board of Trustees nominated Suzanne M. Hopgood and Wendy Luscombe to stand for election as independent trustees at the next annual meeting of Acadia's shareholders. Assuming all of the nominees are elected to the Board by shareholders, all of Acadia's trustees will be independent under New York Stock Exchange requirements, with the exception of Kenneth Bernstein, President and CEO.

    Acadia Broadens Investor Base with Completion of Secondary
Offering

    During the first quarter 2004, Acadia completed a secondary public offering (the "Offering"). Yale University and Ross Dworman, former trustee, sold 4.2 million and 1.6 million common shares of beneficial interest ("Common Shares"), respectively. Approximately 4.0 million Common Shares were purchased by institutional buyers with the remaining 1.8 million Common Shares acquired by private investors. Following the Offering, Yale now owns approximately 16% of the Company's Common Shares.

    Management Comments

    Commenting on the results for the quarter, Mr. Bernstein stated, "We are quite pleased with our first quarter results which are consistent with our expectations and further evidence of the continued success of our business plan. First, we are maintaining solid core portfolio performance through aggressive leasing and redevelopment of assets. Second, we have further strengthened our balance sheet by locking in low interest rates on a long-term basis. We have fixed long-term rates on 85% of our debt while still maintaining some of the strongest coverage ratios in our sector. Third, without being dependent on the current volatile public markets, our acquisition platform and pipeline should enable us to continue to create exciting external growth."

    Investor Conference Call

    Kenneth Bernstein, President and CEO, and Michael Nelsen, Sr. Vice President and CFO, will conduct a conference call April 23, 2004 at 12 Noon EST to review the Company's earnings and operating results. The live conference call can be accessed by dialing 888-339-2688 (internationally 617-847-3007). No passcode is required.
    The call will also be webcast and can be accessed in a listen-only mode at Acadia's web site at www.acadiarealty.com.
    If you are unable to participate during the live webcast, the call will be archived and available on Acadia's website. Alternatively, to access the replay by phone, dial 888-286-8010 (internationally 617-801-6888). The passcode will be 57909940. The phone replay will be available through Friday, April 30, 2004.

    Acadia Realty Trust, headquartered in White Plains, NY, is a fully integrated and self-managed real estate investment trust which specializes in the acquisition, redevelopment and operation of shopping centers which are anchored by grocery and value-oriented retail. Acadia currently owns (or has interests in) and operates 62 properties totaling approximately nine million square feet, located primarily in the Eastern United States.

    Certain matters in this press release may constitute forward-looking statements within the meaning of federal securities law and as such may involve known and unknown risk, uncertainties and other factors which may cause the actual results, performances or achievements of Acadia to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. Such forward-looking statements speak only as of the date of this document. Acadia expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Acadia's expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based. The Company also refers you to the documents filed by the Company, from time to time, with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference therein, for a discussion of such risks and uncertainties.
    The Company considers funds from operations ("FFO") as defined by the National Association of Real Estate Investment Trusts ("NAREIT") to be an appropriate supplemental disclosure of operating performance for an equity REIT due to its widespread acceptance and use within the REIT and analyst communities. FFO is presented to assist investors in analyzing the performance of the Company. It is helpful as it excludes various items included in net income that are not indicative of the operating performance, such as gains (or losses) from sales of property and depreciation and amortization. However, the Company's method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. FFO does not represent cash generated from operations as defined by generally accepted accounting principles ("GAAP") and is not indicative of cash available to fund all cash needs, including distributions. It should not be considered as an alternative to net income for the purpose of evaluating the Company's performance or to cash flows as a measure of liquidity. Consistent with the NAREIT definition, the Company defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company historically has added back impairments in real estate in calculating FFO, in accordance with prior NAREIT guidance. However, NAREIT, based on discussions with the SEC, has provided revised guidance that provides that impairments should not be added back to net income in calculating FFO. As such, historical FFO has been restated consistent with this revised guidance.
    For more information visit Acadia Realty Trust's Web site at www.acadiarealty.com



                       (Financial Tables Follow)


                 ACADIA REALTY TRUST AND SUBSIDIARIES
                         Financial Highlights
            For the Quarters ended March 31, 2004 and 2003
             (dollars in thousands, except per share data)


                         STATEMENTS OF INCOME

                                                    For the quarters
                                                          ended
                                                        March 31,
                      Revenues                        2004      2003
                                                    ------------------
Minimum rents                                       $13,101   $12,097
Percentage rents                                        219       294
Expense reimbursements                                3,674     3,717
Other property income                                   128       151
Other                                                   816     1,866
                                                    ------------------
     Total revenues                                  17,938    18,125
                                                    ------------------
                 Operating expenses
Property operating                                    4,017     4,354
Real estate taxes                                     2,322     2,197
General and administrative                            2,489     2,696
Depreciation and amortization                         3,856     3,601
                                                    ------------------
     Total operating expenses                        12,684    12,848
                                                    ------------------
Operating income                                      5,254     5,277
Equity in earnings of unconsolidated partnerships       544       553
Interest expense                                     (2,745)   (2,726)
Gain on sale                                             --     1,212
Minority interest                                      (203)     (853)
                                                    ------------------
Net income                                          $ 2,850   $ 3,463
                                                    ==================
        Net income per Common Share - Basic
Weighted average Common Shares                       27,687    25,377
                                                    ==================
Net income per Common Share                         $   .10   $   .14
                                                    ==================
     Net income  per Common Share - Diluted (a)
Weighted average Common Shares                       29,073    25,934
                                                    ==================
Net income  per Common Share                        $   .10   $   .14
                                                    ==================



                 ACADIA REALTY TRUST AND SUBSIDIARIES
                         Financial Highlights
            For the Quarters ended March 31, 2004 and 2003
             (dollars in thousands, except per share data)


       RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS (b)

                                                      For the quarters
                                                           ended
                                                         March 31,
                                                       2004     2003
                                                      ----------------
Net income                                            $2,850   $3,463
Depreciation of real estate and amortization of
 leasing costs:
   Wholly owned and consolidated partnerships          3,517    3,399
   Unconsolidated  partnerships                          552      459
Income attributable to minority interest in Operating
   Partnership                                           115      438
                                                      ----------------
Funds from operations                                 $7,034   $7,759
                                                      ================
       Funds from operations per share - Basic
Weighted average Common Shares and OP Units (c)       28,741   28,436
                                                      ================
Funds from operations per share                       $  .24   $  .27
                                                      ================
      Funds from operations per share - Diluted
Weighted average Common Shares and OP Units  (c)      30,126   28,993
                                                      ================
Funds from operations per share                       $  .24   $  .27
                                                      ================



                 ACADIA REALTY TRUST AND SUBSIDIARIES
                         Financial Highlights
              As of March 31, 2004 and December 31, 2003
             (dollars in thousands, except per share data)


                  SELECTED BALANCE SHEET INFORMATION

                                                   March 31,  Dec. 31,
                                                     2004       2003
                                                   ---------  --------

Cash and cash equivalents                           $13,389   $14,663
Rental property, at cost                            428,981   427,628
Total assets                                        396,060   388,184
Mortgage notes payable                              188,211   190,444
Total liabilities                                   207,567   208,765
     Fixed rate debt: (d)                           156,127   156,433
          % of outstanding debt                         83 %      82 %
          Weighted average interest rate               6.6 %     6.6 %
     Variable rate debt                             $32,084   $34,011
          % of outstanding debt                         17 %      18 %
          Weighted average interest rate               2.7 %     2.9 %
Total weighted average interest rate                   6.0 %     5.9 %

Notes:

(a) Reflects the potential impact if certain Preferred OP Units and Common Share options were converted to Common Shares at the beginning of the period. Assuming such conversion, net income would be increased by $73 and $50 for the quarters ended March 31, 2004 and 2003, respectively.

(b) The Company considers funds from operations ("FFO") as defined by the National Association of Real Estate Investment Trusts ("NAREIT") to be an appropriate supplemental disclosure of operating performance for an equity REIT due to its widespread acceptance and use within the REIT and analyst communities. FFO is presented to assist investors in analyzing the performance of the Company. It is helpful as it excludes various items included in net income that are not indicative of the operating performance, such as gains (or losses) from sales of property and depreciation and amortization. However, the Company's method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. FFO does not represent cash generated from operations as defined by generally accepted accounting principles ("GAAP") and is not indicative of cash available to fund all cash needs, including distributions. It should not be considered as an alternative to net income for the purpose of evaluating the Company's performance or to cash flows as a measure of liquidity. Consistent with the NAREIT definition, the Company defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company historically has added back impairments in real estate in calculating FFO, in accordance with prior NAREIT guidance. However, NAREIT, based on discussions with the SEC, has provided revised guidance that provides that impairments should not be added back to net income in calculating FFO. As such, historical FFO has been restated consistent with this revised guidance.

    Included in FFO for the quarter ended March 31, 2003 is a $659 gain from the sale of land (net of minority interest).

(c) In addition to the weighted average Common Shares outstanding for the period, diluted FFO also assumes full conversion of a weighted average 1,053 and 3,059 OP Units into Common Shares for the quarters ended March 31, 2004 and 2003, respectively.

(d) Fixed-rate debt includes $86,545 of notional principal fixed through swap transactions. Conversely, variable-rate debt excludes this amount.


    CONTACT: Acadia Realty Trust
             Jon Grisham, 914-288-8142